Exhibit 99.1

Contact:	NEWS RELEASE
Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

ALLIANCE DATA'S CANADIAN LOYALTY BUSINESS SIGNS NEW, LONG-TERM
AGREEMENT WITH LEADING CANADIAN PHARMACY RETAILER

Agreement with Regional Pharmacy Sponsor to Expand AIR MILES®
Issuance across Western Canada

DALLAS, October 14, 2014 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced its Canadian coalition loyalty business signed a new, long-term agreement with privately-held Katz Group Canada Ltd., a leading retail drugstore operator in Canada. An AIR MILES Reward Program sponsor in Ontario since 1999, this new, multi-year agreement enables Katz Group Canada, under the banners Rexall, Rexall Pharma Plus and Pharma Plus, to issue AIR MILES reward miles in Manitoba, Saskatchewan, Alberta and British Columbia, as well as continue in Ontario, effective October 31, 2014.

With this agreement, an additional 167 stores across four western Canadian provinces will join Rexall's 265 existing stores in Ontario that issue AIR MILES reward miles for purchases made, including prescription drugs (in permitting provincial jurisdictions), pharmaceutical and professional health services, over-the-counter drugs, and a variety of retail products including beauty and household. With more than 450 convenient Rexall, Rexall Pharma Plus and Pharma Plus locations across Central and Western Canada, the company is Canada's complete healthy daily living destination focused on helping to improve the health of Canadians. Rexall in Canada has no affiliation with the Rexall business in the United States.

The new agreement will provide AIR MILES Collectors in Central and Western Canada the ability to both earn AIR MILES reward miles on purchases made in-store, and to redeem reward miles for the rewards they want, including AIR MILES Cash, the Program's instant redemption feature.

"This agreement enables both AIR MILES and Rexall to extend their combined and exceptional value propositions to Western Canadians," said Bryan Pearson, President of LoyaltyOne, owner and operator of the AIR MILES Reward Program. "We believe our efforts to expand and increase AIR MILES' presence with leading retailers such as Rexall will accelerate reward mile issuance in this category."

The AIR MILES Reward Program is Canada's premier coalition loyalty program, with more than 10 million active Collector accounts representing approximately two-thirds of all Canadian households. AIR MILES collectors earn reward miles at more than 100 leading brand-name sponsors representing thousands of retail and service locations across Canada.  AIR MILES reward miles can be redeemed for more than 1,200 different rewards, such as travel, movie passes, entertainment attractions, and electronic merchandise. The AIR MILES Cash feature option enables collectors who opt in the flexibility to instantly redeem their AIR MILES reward miles from their Cash balance in-store towards their purchases at participating Sponsors.

About Rexall

With a heritage dating back to 1904, Rexall and Rexall Pharma Plus pharmacies are among the most trusted names in retail pharmacy. Rexall is focused on helping Canadians feel good about their health through easy access to a wide assortment of health and wellness services and products. Supported by our team of 8,600 employees in 456 pharmacies across the country, Rexall is continually evolving to enhance the customer experience. For more information visit Rexall.ca.

About LoyaltyOne:

LoyaltyOne is a global leader in the design and implementation of coalition loyalty programs, customer analytics and loyalty services for Fortune 1000 clients around the world. LoyaltyOne's unparalleled track record delivering sustained business performance improvement for clients stems from its unique combination of hands-on practitioner experience and continuous thought leadership. LoyaltyOne has over 20 years history leveraging data-driven insights to develop and operate some of the world's most effective loyalty programs and customer-centric solutions. These include the AIR MILES Reward Program, North America's premier coalition loyalty program; a majority stake in European-based BrandLoyalty, one of the largest and most successful campaign-driven loyalty marketers outside of the Americas; and a working partnership with Latin America's leading coalition program, dotz. LoyaltyOne is also the owner of COLLOQUY, a group dedicated to research, publishing and education for the global loyalty industry.

About Alliance Data

Alliance Data® (NYSE: ADS) and its combined businesses is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 company headquartered in Dallas, Alliance Data and its three businesses employ approximately 12,000 associates at more than 80 locations worldwide. Alliance Data was named to FORTUNE magazine's 2014 list of World's Most Admired Companies.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data's Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.